UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                          September 29, 2005
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                CNF Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation or                              Number)
         organization)

       2855 Campus Drive, Suite 300, San Mateo, California 94403
      -----------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 378-5200


            3240 Hillview Avenue, Palo Alto, California  94304
------------------------------------------------------------------------------
     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into a Material Definitive Agreement

The Company maintains a number of compensation plans in which the named executive officers of the Company are eligible to participate. Among these plans are the Company's 1997 Equity and Incentive Plan, Value Management Plan and 2005 Deferred Compensation Plan for Executives. At a meeting held on September 25, 2005, the Compensation Committee of the Board of Directors of the Company approved amendments to the plans referred to above, as described below.

1997 Equity and Incentive Plan. The definition of the term "Change in Control" in the 1997 Equity and Incentive Plan was amended (i) by deleting clause (v) of the definition (which provided that a sale or other disposition of two of the Company's three primary business units would constitute a Change in Control for grantees employed by CNF Inc.) and (ii) by changing the date referenced in clause (ii) of the definition from January 1, 2003 to January 1, 2006, so that a Change in Control generally occurs if individuals who on January 1, 2006 constitute the Board cease for any reason to constitute a majority of the number of directors.

Value Management Plan. The Value Management Plan was amended to provide that:

(i) a Plan participant who, as a result of a transfer or transfers, is employed by more than one business unit during a three-year Plan cycle will receive a prorated payment (if any) for that cycle based on (A) the performance of the respective business units during the periods of time in which he or she was employed by the business units and (B) the length of time employed by each business unit during the three-year Plan cycle (with the amount of time determined by measuring from the first day of the month following the month in which the transfer is effective in the Company's payroll records);

(ii) for purposes of determining the payment (if any) to which a Plan participant is entitled for a three-year Plan cycle, a pay increase that is associated with a promotion and that occurs within three months following the beginning of the Plan cycle will be given effect;

(iii) the term "Change in Control" has the meaning specified in the Company's 1997 Equity and Incentive Plan, as amended.

The amendments described in clauses (i) and (ii) above are effective commencing with the 2005 Plan cycle, except that the amendments are not effective as to covered employees within the meaning of Section 162(m) of the Internal Revenue Code with respect to a Plan cycle commencing before January 1, 2006.

2005 Deferred Compensation Plan for Executives. The 2005 Deferred Compensation Plan was amended to provide that for those Plan participants who will be paid out in cash for their Phantom Stock Units at the time of distribution, the valuation of the Phantom Stock Units will be based on the Company's common stock price on (1) the date of separation from service, for those who elected to receive their distribution in a lump sum upon separation from service, and (2) the date that is ten (10) days prior to the end of each calendar quarter for those who elected to receive their distribution in quarterly installments.

In addition to the amendments to the 2005 Deferred Compensation Plan for Executives, the Compensation Committee delegated to the Company's Chief Executive Officer, Chief Financial Officer and General Counsel (any one of whom may act alone), the duty to elect, in his or her sole discretion, to make all or part of distributions from a participant's Phantom Stock Account in the 2005 Deferred Compensation Plan for Executives in cash or in Company stock, provided that none of the specified officers may make the election as to his or her own Phantom Stock Account. The Committee made the same delegation with respect to the Company's Deferred Compensation Plan for
Executives that governs deferrals made prior to January 1, 2005.     The
Committee also adopted the claims procedures set forth in the Value Management Plan for purposes of deciding all claims under the Company's 1997 Equity and Incentive Plan.

Item 1.02 Termination of a Material Definitive Agreement

The Company is party to severance agreements with each of the following executive officers, which agreements prescribe certain severance benefits to be provided to the executives in the event of a change in control (as defined) of the Company.

Douglas W. Stotlar         President and Chief Executive Officer
Kevin C. Schick            Senior Vice President and Chief Financial Officer
Jennifer W. Pileggi        Senior Vice President and General Counsel
David S. McClimon          Senior Vice President
Bryan M. Millican          Senior Vice President - Sales and Marketing

In addition, Mr. McClimon is party to a severance agreement with Con-Way Transportation Services, Inc., which agreement prescribes certain severance benefits to be provided to Mr. McClimon in the event of a change in control (as defined) of Con-Way Transportation Services, Inc..

Copies of the severance agreements with Messrs. Stotlar and Schick and Ms. Pileggi are filed as exhibits to the Company's Form 8-K filing dated March 4, 2005. Copies of the severance agreements with Messrs. McClimon, Millican and Schick are filed as exhibits to the Company's Form 10-Q filing dated August 5, 2005.

Each of the severance agreements described above is currently scheduled to terminate on December 31, 2006. However, each agreement also contains an "evergreen" provision that will automatically extend the term of the agreement for an additional year on January 1 of each year unless, not later than September 30 of the preceding year, the executive officer, on the one hand, or the Company or Company subsidiary, as applicable, on the other hand, gives written notice to the other party of an intention not to extend the term of the agreement. As a result, absent any such notice, on January 1, 2006 the term of each of the severance agreements described above would automatically be extended to December 31, 2007.

At a meeting held on September 25, 2005, the Compensation Committee of the Board of Directors of the Company authorized and directed the Company and the Company subsidiaries to give the notices not to extend the terms of the severance agreements described above, and such notices have been sent to the executive officers. However, at the same meeting the Compensation Committee authorized the Company to enter into new severance agreements with the executive officers named above, subject to the Committee's prior approval of the terms of the new agreements. The Company currently expects that these new agreements will be entered into before the end of calendar year 2005.


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        CNF Inc.
                        ------------
                        (Registrant)

September 29, 2005      /s/ Jennifer W. Pileggi
                        --------------------------
                        Jennifer W. Pileggi
                        Senior Vice President,
                        General Counsel & Secretary